EXHIBIT 10.1  SEPARATION AGREEMENT BETWEEN THE FEDERAL HOME LOAN BANK OF SEATTLE AND SHERYL A. SYMONDS

SEPARATION AGREEMENT

This Separation Agreement (the "Agreement") is entered into by and between the Federal Home Loan Bank of Seattle (the "Seattle Bank") and Sheryl A. Symonds ("Ms. Symonds") to set forth the terms and conditions of Ms. Symonds' separation from her employment as an employee and officer of the Seattle Bank, to provide Ms. Symonds with separation benefits to assist her in the transition to other opportunities, and to fully and finally resolve any and all claims or issues regarding Ms. Symonds' employment with the Seattle Bank and the termination of that employment. Therefore, Ms. Symonds and the Seattle Bank agree as follows:

1. Separation. Ms. Symonds' employment with the Seattle Bank and her officer positions as Senior Vice-President, General Counsel and Corporate Secretary of the Seattle Bank ended as of May 15, 2007.

2. Separation Benefits. The Seattle Bank agrees to provide Ms. Symonds with separation benefits, as follows:

(a) Separation Pay. The Seattle Bank will pay Ms. Symonds a total of $160,000 in a lump sum, less required withholding and deductions, within two (2) business days after this Agreement becomes effective.

(b) Bank Incentive Compensation Plans (BICP). Ms. Symonds has been paid her bonus under the Seattle Bank's Annual Bank Incentive Compensation Plan ("Annual BICP") for 2006 and under the terms of the Seattle Bank Annual BICP, will not be eligible for any bonus for 2007, nor is she eligible for any benefits from the Seattle Bank's Executive Long-Term Incentive Plan ("Long-Term BICP") under the terms of that plan.

(c) Vacation. Ms. Symonds has been paid for all of her accrued but unused vacation.

(d) Retirement Benefits. Ms. Symonds will be entitled to any vested retirement benefits that she has accrued as of May 15, 2007 under the Pentegra Defined Benefit Plan and the Retirement Benefit Equalization Plan pursuant to the terms of those plans. Ms. Symonds shall also maintain the vested retirement benefits she accrued as of May 15, 2007 under the Seattle Bank Thrift Benefit Equalization Plan and the Seattle Bank 401(k) Thrift Plan, pursuant to the terms of those plans. The Seattle Bank will have no obligation with respect to any federal income tax consequences of these retirement benefits to Ms. Symonds.

(e) Legal Fees. Within two (2) business days after this agreement becomes effective, the Seattle Bank will pay Cairncross & Hempelmann, P.S., counsel for Ms. Symonds, Ten Thousand Dollars ($10,000.00) to cover the legal fees incurred by Ms. Symonds in connection with the negotiation of this Agreement. This payment will be reported to the IRS on a Form 1099.

3. Medical Insurance. Ms. Symonds and her eligible dependents had the opportunity to continue group medical, dental and vision insurance through the Seattle Bank's continuation of health care coverage program for a period of up to eighteen (18) months following the date of her termination. Ms. Symonds has elected not take the health care continuation coverage.

4. No Additional Compensation. Ms. Symonds and the Seattle Bank agree that, except as expressly set forth in this Agreement, and subject to Ms. Symonds' rights, if any, in the Seattle Bank retirement plans described in paragraph 2(d) above, Ms. Symonds shall not be entitled to receive any additional compensation, severance payments, bonuses, incentive compensation, employee benefits or other consideration from the Seattle Bank. Ms. Symonds shall not be entitled to make contributions to the Seattle Bank 401(k) Thrift Plan from the separation payment.

5. Return of Seattle Bank Property. Ms. Symonds represents and warrants that she has returned to the Seattle Bank all Seattle Bank property in her possession or under her control, including, without limitation, any laptop computer, keys, access cards, parking pass, credit cards, Blackberry PDA and accessories, books, manuals, files, computer software, disks and the like, and that she has returned or destroyed all paper and electronic copies of materials, correspondence or other documents in her possession or under her direct or indirect control relating to the Seattle Bank, its business, employees, and customers, and that she has not retained copies, in whatever form, of any such materials or documents. Ms. Symonds may retain, as her own property, her copies of her individual personnel documents, such as her payroll and tax records.

6. Covenant Not to Sue. Ms. Symonds represents that she has not filed any Claim that was released in this Agreement against the Seattle Bank or its Released Parties (as defined below) with any court or government agency, and that she will not, to the extent allowed by applicable law, do so at any time in the future; provided, however, that this will not limit Ms. Symonds from filing a Claim to enforce the terms of this Agreement. If any government agency brings any claim or conducts any investigation against the Seattle Bank, nothing in this Agreement forbids Ms. Symonds from cooperating in such proceedings, but by this Agreement, Ms. Symonds waives and agrees to relinquish any damages or other individual relief that may be awarded as a result of any such proceedings.

7. Complete Release of Claims by Ms. Symonds Against the Seattle Bank. In consideration of the separation benefits set forth above, which are given to her specifically in exchange for this release as a result of negotiations between herself and the Seattle Bank, Ms. Symonds, on behalf of herself, her marital community, and their heirs, successors and assigns, release and discharge the Federal Home Loan Bank of Seattle, its President Mr. Richard Riccobono, its employee benefit plans and/or its current or former directors, officers, agents, insurers, employees and attorneys, any and each of their successors and assigns and predecessors ("Released Parties"), from any and all claims, charges, causes of action and damages (including attorneys' fees and costs actually incurred), known and unknown ("Claims"), including those Claims related in any way to Ms. Symonds' employment with the Seattle Bank, or the termination of her employment relationship or position as an officer of the Seattle Bank, arising prior to the effective date of this Agreement. It is understood and agreed that the waivers in this Agreement are not intended to waive Ms. Symonds' rights: (a) to indemnification pursuant to any applicable provision of the Seattle Bank's Bylaws, or pursuant to applicable law; (b) under ERISA to receive her accrued vested benefits and any benefits specifically reserved for her in this Agreement; or (c) respecting the Seattle Bank's obligations under this Agreement.

For the purposes of implementing a full and complete release and discharge of the Seattle Bank and the other Released Parties, and each of them, Ms. Symonds expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all Claims which she does not know or suspect to exist in her favor at the time she signs this Agreement, and that this Agreement is intended to fully and finally resolve any such Claim or Claims.

This Release specifically includes but is not limited to rights and claims under the local, state or federal laws prohibiting discrimination in employment, including the Civil Rights Acts, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Washington Law Against Discrimination, the Family and Medical Leave Act, the Employee Retirement Income Security Act (except as otherwise stated herein), as well as any other state or federal laws or common law theories relating to discrimination in employment, the termination of employment, or personal injury, including without limitation all claims for breach of contract, fraud, defamation, loss of consortium, infliction of emotional distress, additional compensation, back pay or benefits (other than as provided for in this Agreement).

8. Complete Release of Claims by the Seattle Bank Against Ms. Symonds. In consideration of the mutual obligations contained in this Agreement, the Seattle Bank and it subsidiaries, successors and assigns, release and discharge Ms. Symonds and her marital community and heirs, successors and assigns, from any and all claims, charges, causes of action and damages (including attorneys' fees and costs actually incurred), known and unknown, including those related in any way to Ms. Symonds' conduct while an employee of the Seattle Bank, or the termination of her employment relationship or position as an officer of the Seattle Bank, arising prior to the effective date of this Agreement.

9. Reference Responses. Ms. Symonds agrees to direct any requests for references regarding her employment with the Seattle Bank to Ms. Lesley Mackey, or her successor, who will confirm only Ms. Symonds' dates of employment and job title. No other employees of the Seattle Bank will respond to any formal or informal requests for references or other requests for information about Ms. Symonds performance while employed by the Seattle Bank.

10. Future Cooperation. Ms. Symonds agrees to make herself reasonably available to the Seattle Bank in connection with any claims, disputes, investigations, regulatory examinations or actions, lawsuits or administrative proceedings relating to matters in which she was substantially involved during the period in which she was employed by the Seattle Bank, and to provide information, give depositions or testimony, and otherwise cooperate in the investigation, defense or prosecution of such actions. Upon submission of appropriate documentation, the Seattle Bank will pay for any reasonable expenses Ms. Symonds incurs in connection with any such efforts, including lost salary, wages, or vacation pay if she is then employed.

11. Voluntary Agreement; Full Understanding; Advice of Counsel. Ms. Symonds understands and acknowledges the significance of this Agreement and acknowledges that this Agreement is voluntary and has not been given as a result of any coercion. Ms. Symonds also acknowledges that she has been given full opportunity to review and negotiate this Agreement, that she has been specifically advised to consult with legal counsel prior to signing it, that she has in fact carefully reviewed it with her attorney Rosemary Daszkiewicz before signing it, and that she executes this Agreement only after full reflection and analysis.

12. No Representations. Ms. Symonds acknowledges that, except as expressly set forth herein, no representations of any kind or character have been made to her by the Seattle Bank or by any of the Seattle Bank's agents, representatives or attorneys to induce the execution of this Agreement.

13. Waiting Period. Ms. Symonds has until 5: 00 p.m. on the twenty-first (21st) day after receipt of this Agreement by her attorney to determine whether she wishes to sign it. Ms. Symonds may use as much or as little of this twenty-one (21) day period as she wishes before signing.

14. Revocation Period. Ms. Symonds understands and acknowledges that she has seven (7) days after signing this Agreement to revoke it. To revoke this Agreement, Ms. Symonds must deliver a -written notice of revocation to the Seattle Bank's outside employment counsel no later than 5:00 p.m. on the seventh (7th) day after Ms. Symonds signs the Agreement. This Agreement shall not become effective or enforceable until the revocation period has expired. If Ms. Symonds revokes this Agreement, she will not receive the separation benefits described above.

15. Nonadmission. This Agreement shall not be construed as an admission of wrongdoing or evidence of any noncompliance with or violation of any statute or law by the Seattle Bank or Ms. Symonds.

16. Confidential Information.

(a) Acknowledgement of Receipt of Confidential Information. Ms. Symonds acknowledges that she has occupied a position of trust and confidence with the Seattle Bank, and during Ms. Symonds' employment with the Seattle Bank, she has become familiar with the Seattle Bank's trade secrets, business plans and strategies, and with other proprietary and confidential information concerning the Seattle Bank, its business, employees and members. Ms. Symonds agrees that (a) the agreements and covenants contained in this paragraph are essential to protect the Seattle Bank and the goodwill of its business; (b) the Seattle Bank would be irreparably damaged if Ms. Symonds were to disclose confidential information in violation of these provisions of this Agreement; and (c) the separation benefits provided her under this Agreement are given to her in part in exchange for her agreement to the restrictions set forth below. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of the Seattle Bank or its customers, including but not limited to information relating to financial statements, identities of members and potential members, employees, suppliers, software tools, business methods, business plans, equipment, programs, methodologies, strategies and information, analyses, reports, models, calculations, profit margins, examination reports, or other proprietary information used by the Seattle Bank in connection with its business, provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Ms. Symonds. Ms. Symonds acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Seattle Bank.

(b) Agreement to Maintain Confidentiality of Seattle Bank Information. Ms. Symonds shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Seattle Bank, furnish, make available or disclose to any third party or use for the benefit of herself or any third party, any Confidential Information.

(c) Remedies. Ms. Symonds acknowledges and agrees that the covenants set forth in this paragraph 15 are reasonable and necessary for the protection of the Seattle Bank's business interests, that irreparable injury will result to the Seattle Bank if Ms. Symonds breaches of any of her confidentiality obligations under this Agreement, and that in the event of Ms. Symonds' actual or threatened breach of such confidentiality obligations, the Seattle Bank will have no adequate remedy at law. Ms. Symonds accordingly agrees that in the event of any actual or threatened breach by her of any of her confidentiality obligations under this paragraph, the Seattle Bank shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Seattle Bank from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

17. Confidentiality of Agreement. Ms. Symonds and the Seattle Bank shall acknowledge to third persons that their parting was on mutually satisfactory terms. The parties acknowledge and understand that the Seattle Bank will be required to file a copy of this Agreement with the Securities and Exchange Commission and therefore the fact, terms and conditions of the Agreement will be a matter of public record.

18. Applicable Law; Venue; Attorneys' Fees; Interpretation. This Agreement shall be interpreted in accordance with the laws of the State of Washington, without regard to its conflict of laws. Any lawsuit between the parties arising out of this Agreement shall be brought in King County Superior Court in Seattle, Washington. The substantially prevailing party in such action shall be awarded attorneys' fees and costs (whether or not taxable under any applicable statute) including fees and costs incurred prior to suit, in any administrative proceedings, and on appeal. The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against either party.

19. Complete Agreement. This Agreement represents and contains the entire understanding between the parties in connection with the subject matter of this Agreement. This Agreement shall not be modified or varied except by a written instrument signed by Ms. Symonds and an authorized representative of the Seattle Bank. It is expressly acknowledged and recognized by all parties that all prior written or oral agreements, understandings or representations between the parties are merged into this Agreement.

20. Invalidity. It is understood and agreed that if any provisions of this Agreement are held to be invalid or unenforceable, the remaining provisions of the Agreement shall nevertheless continue to be fully valid and enforceable.

21, Execution. This Agreement may be executed with duplicate original counterparts with faxed signatures, each of which shall constitute an original and which together shall constitute one and the same document.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES

A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

FEDERAL HOME LOAN BANK OF SEATTLE

By: /s/ Mike Daly

Name: Mike Daly

Title: Chairman, Board of Directors

Date: October 23, 2007

SHERYL A. SYMONDS

/s/ Sheryl A. Symonds

Date: October 12, 2007